Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2014 (June 11, 2014, as to the effects of the reverse stock split discussed in Note 1) relating to the consolidated financial statements of Imprivata, Inc. and its subsidiary appearing in Amendment No. 1 to Registration Statement No. 333-194921 on Form S-1 for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 24, 2014